                                                                    Exhibit 11.1

                                 GARGOYLES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)


QUARTER ENDED JUNE 30,                              1997          1996
                                                ------------  ------------
Shares outstanding at beginning of period          7,420,683     5,464,543

Weighted average number of shares issued
  during the period                                    2,510             -

Net shares issued for options and warrant -
  treasury stock method                              266,090       247,535
                                                ------------  ------------
Weighted average number of shares and
  equivalents of common stock outstanding          7,689,283     5,712,078
                                                ============  ============

Net income (loss)                               $  1,112,798  ($ 2,605,011)
                                                ============  ============

Net income (loss) per share                     $       0.14  ($      0.46)
                                                ============  ============


SIX MONTHS ENDED JUNE 30,

Weighted average number of shares and
  equivalents of common stock outstanding:

      First quarter                                7,682,882     5,709,714

      Second quarter                               7,689,283     5,712,078
                                                ------------  ------------
                                                  15,372,165    11,421,792
                                                ============  ============
Average for period                                 7,686,083     5,710,896
                                                ============  ============
Net income (loss)                               $  1,538,331  ($ 2,620,935)
                                                ============  ============
Net income (loss) per share                     $       0.20  ($      0.46)
                                                ============  ============